Exhibit 99.1

                   healthcare solutions for a new generation SM

3420 Fairlane Farms Road, Suite C ♦  Wellington, Florida  33414  ♦   561.798.9800 (office)  ♦   561.296.3456 (fax)

The Quantum Group Donates PWeRSM System to the Caridad Center
Donation Marks Launch of PWeR system as Quantum takes aim at the healthcare industry’s “inefficiency gap”

WELLINGTON, Fla. (July 23, 2008) - The Quantum Group, Inc. (AMEX:QGP, QGP.WSA, QGP.WSB) (www.QuantumMD.com), a Wellington, Florida based healthcare organization, announced today that the Company is donating the proprietary PWeR system, a fully-integrated enterprise healthcare software system, to the Caridad Center in Palm Beach County, Florida.  Caridad is the largest free clinic in Palm Beach County with over 140 volunteer doctors and dentists that provide free medical and dental services to the working poor of this area.  The center, located in Boynton Beach, Florida, serves approximately 5,000 patients which translates to 22,000 patient visits each year.

The deployment of the PWeR system to the Caridad Center marks the first major deployment of the system.   Pete Martinez, Senior Vice President and Chief Technology & Innovations Officer for The Quantum Group, spearheaded the development of the PWeR system and the deployment to Caridad.  Martinez commented, “The Caridad initiative is a unique opportunity for Quantum and provides the ideal platform to initiate our launch and begin our efforts to deploy this system to the many other healthcare organizations located throughout Florida that can benefit by employing our cutting edge technology.”

Martinez continued, “Over 140 locally based healthcare providers will begin utilizing our system by early August as  a new way to access, update and utilize the records allowing a way to enhance the operational efficiency and reduce costs.  That will quickly place a tremendous volume of data and usage in our system and will provide immediate results to Caridad which will improve the quality of care to the 5,000 patients seen each year.  We are confident that the PWeR system will provide a higher level of efficiency and effectiveness for the Center, and in turn, the interaction with the Center will evolve PWeR into an even more powerful tool for our community and the healthcare industry at large.”

The Quantum Group has pledged to provide PWeR to the Caridad Center for the next five years representing a total donation of $1.2 million.  Noel J. Guillama, President and Chief Executive Officer for The Quantum Group commented, “The Quantum Group drives three major objectives: to transform healthcare, help improve our community and increase access to quality education.  Our work with the Caridad Center allows us to act on all three of these objectives and marks the beginning of a shift in healthcare.”

PWeR is a web based system that utilizes the current technology hardware already in use at  Caridad and has eliminated that potential financial impact for the Center.  Barbara Vilaseca, Executive Director of the Caridad Center noted, “Our greatest asset is truly the selfless healthcare providers and volunteers, or as we refer to them, our angels, that donate their time and talents to the Center.  Once we previewed the PWeR system and met the team behind the service, we knew it would be a great resource for us.  We believe the PWeR system will provide our volunteers and staff with a more dynamic and comprehensive view of each patient’s medical records.”

The Quantum Group is co-hosting an event to celebrate the launch in conjunction with the Caridad Center and the West Palm Beach, Florida based, not-for-profit Quantum Foundation on Thursday, July 24, 2008 at 4:00 PM.  The event will be held at the Caridad Center.

The Quantum Group and Quantum Foundation are unrelated organizations that have found a common goal in enhancing the healthcare community of Palm Beach County. Martinez elaborated on the leadership provided by the Quantum Foundation as playing a key role in the deployment of PWeR.  “We have long admired the vision and leadership that the Quantum Foundation has put forth in Palm Beach County – particularly for our local healthcare community.  We had the great fortune of being present for a meeting where Paul Gionfriddo, President of the Quantum Foundation, shared his vision for the interconnectivity of healthcare needed for Palm Beach County.  His sentiments were heavily weighed during the development of PWeR and, as a result, we have built a system that is community-centric and enables healthcare providers to improve upon the efficiency, effectiveness and quality of patient care.”

Paul Gionfriddo, President of The Quantum Foundation stated, “We need community health databases, and increasingly in the future, clinical providers will need to share complex health information through electronic means.  Without the exchange of health information in electronic form, we will never be able to assure access to quality care for all residents.  What the Quantum Group and Caridad Center are doing together is fundamental to the future of medical care in Palm Beach County, and, if successful, will have positive ramifications far beyond the boundaries of a single entity and a single project.”

About the Caridad Center

Founded in 1989 by Caridad Asensio and Connie Berry, The Caridad Center provides free medical and dental care to a large population of agricultural workers, laborers and the working poor of Palm Beach County through the dedicated work of more than 500 licensed professional and community volunteers.

About the Quantum Foundation

Quantum Foundation concentrates its grant making in several areas: to assure that all Palm Beach County residents have access to quality health care at reasonable costs; to improve the quality of care and provide support for people with chronic health conditions; and to promote healthy communities and life styles through educational programming. Since inception the foundations with assets of $175 million has distributed over $69 million for health, education and community betterment programs.

About The Quantum Group, Inc.

The Quantum Group provides business process solutions, service chain management, strategic consulting and leading edge technology innovations to the healthcare industry.

Through our dynamic patient-centric architecture, we empower the communication that is critical for the coordination of care and take aim at the $600 billion inefficiency gap in the United States healthcare industry. We are guided by a mission to develop efficiencies, improve the quality of patient care and achieve cost reductions for the nation’s largest and fastest growing industry.

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective company’s Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to attract and retain executive, management and operational personnel, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and to continue to supply the services needed by its HMO clients as well physician clients.  The Company does not undertake any obligation to publicly update any forward-looking statements.  There can be no assurance that the provisional patents discussed in this press release will be granted by the US Patent and Trademark Office, or, if they are granted, they will not be challenged by third parties, or if not that we will be able to effectively use or commercialize such patents and/or we may not have the resources to deploy such technology. As a result, investors should not place undue reliance on these forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

PR Financial Marketing

Jim Blackman: 713-256-0369

jim@prfmonline.com

or

Danielle Amodio

Vice President Corporate Communications

The Quantum Group, Inc.

561.798.9800